West8 Tower
10205 Westheimer Road
Houston, Texas 77042
www.dresser-rand.com

For Immediate Release

Dresser-Rand’s Wellsville Operation Ratifies New Competitive Labor Agreement

HOUSTON, TX, August 17, 2009 – Dresser-Rand Group Inc. ("Dresser-Rand" or the "Company") (NYSE: DRC) today confirmed that the members of the Moore Lodge No. 1580, affiliated with the District Lodge No. 65 and the International Association of Machinists and Aerospace Workers, AFL-CIO, representing 399 workers at Dresser-Rand Company’s Wellsville, New York facility have ratified a new labor agreement. The contract is effective August 16, 2009, through August 15, 2012.

Jerry Walker, Vice President and General Manager of Dresser-Rand’s North American Operations said, “With this new agreement, Wellsville secures its competitive position as a leading steam turbine manufacturer on the global stage.”  Walker further commended union leadership for working cooperatively with the company both on the shop floor and during negotiations.

Vincent R. Volpe Jr., President and CEO, commented that, “we are proud of our employees and their dedication to their work and we are very pleased that together we have achieved this result. We have a cooperative relationship with our workforce at the Wellsville facility and look forward to the future success of the Wellsville operation.  I want to thank our employees for taking this positive step in ratifying a new contract that is fair and market competitive, said Volpe.”

About Dresser-Rand

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries.  The Company operates manufacturing facilities in the United States, France, United Kingdom, Germany, Norway, India, and China, and maintains a network of 34 service and support centers covering more than 140 countries. The financial results of the new venture, Dresser-Rand Arabia, will be consolidated by Dresser-Rand.

****************

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, the Company’s plans, objectives, goals, strategies, future events, future bookings, revenue, or performance, capital expenditures, financing needs, plans, or intentions relating to acquisitions, business trends, executive compensation, and other information that is not historical information.  The words “anticipates”, “believes”, “expects,” “intends”, and similar expressions identify such forward-looking statements.  Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected.  These factors, risks and uncertainties include, among others, the following: potential for material weaknesses in its internal controls; economic or industry downturns; the variability of bookings due to volatile market conditions, subjectivity clients exercise in placing orders, and timing of large orders; volatility and disruption of the credit markets; its inability to generate cash and access capital on reasonable terms and conditions; its inability to implement its business strategy to increase aftermarket parts and services revenue; competition in its markets; failure to complete or achieve the expected benefits from any future acquisitions; economic, political, currency and other risks associated with international sales and operations; fluctuations in currencies and volatility in exchange rates; loss of senior management; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; unexpected product claims and regulations; infringement on its intellectual property or infringement on others’ intellectual property; difficulty in implementing an information management system; and the Company’s brand name may be confused with others.  These and other risks are discussed in detail in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.  Actual results, performance, or achievements could differ materially from those expressed in, or implied by, the forward-looking statements.  The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition.  The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.  For information about Dresser-Rand, go to its website at www.dresser-rand.com.

Investor Contact: Blaise Derrico, Director Investor Relations (713) 973-5497

DRC-FIN